1 SEPARATION AGREEMENT AND GENERAL RELEASE This SEPARATION AGREEMENT AND RELEASE (this “Agreement”) is entered into by and between Argonaut Management Services, Inc. (the “Company,” and together with its parents, subsidiaries and affiliates, the “Argo Group”) and Timothy Carter (“I” or “my” or “me”) (collectively, the “Parties”). The Parties agree as follows: I. Separation Benefits A. In General: My employment with the Company terminated on August 11, 2021 (“Termination Date”). As of the Termination Date, I have not represented and will not represent myself as being an employee, officer, attorney, agent, or representative of the Company for any purpose. The Company promises to pay me the amounts or benefits set forth in this Agreement, that are conditioned on my signing this Agreement no later than 21 days after I receive this Agreement (“Consideration Period”). This Agreement will be null and void if I do not sigh it on or before the expiration of the Consideration Period. B. Sufficiency of Consideration: I acknowledge and agree that the sums and benefits to be provided under the terms of the Agreement are, in significant and substantial part, in addition to anything of value to which I am otherwise entitled. C. Cash Payment: As consideration for signing and complying with the terms of this Agreement at all times, and subject to Section 7.01 of the Argo Group International Holdings, Ltd. Executive Severance Plan (the “Severance Plan”), I will receive a lump sum payment in the gross amount of $375,000, less all required local, state, and federal tax deductions, the receipt and sufficiency of which is hereby acknowledged, within thirty days after the expiration of the Revocation Period (defined below). D. Compensation and Benefit Plans: I agree and acknowledge that I have received all compensation due to me through my Termination Date. As of the Termination Date, I ceased to be eligible to participate under any applicable stock option, bonus, incentive compensation, commission, medical, dental, life insurance, retirement, and other compensation or benefit plans of the Company following my termination of employment per plan terms. Thereafter, I acknowledge that I have no rights under any of those plans, except as follows: i. As consideration for signing and complying with this Agreement at all times, and subject to Section 7.01 of the Severance Plan, I shall be entitled a lump sum cash payment equal to the amount of the annual cash incentive payment I would have been entitled under the Company’s annual cash incentive plan for calendar year 2021 (the “Performance Period”) but for my termination, prorated for the number of days I was employed by the Company during the Performance Period. This amount shall be paid to on the date on which the Company pays such incentive payment to other employees for the Performance Period. ii. Any sponsored medical and/or dental, vision, flexible spending plans, or

2 Employee Assistance Program (EAP) benefits will end on 31 August 2021. iii. As consideration for signing and complying with this Agreement at all times, if I elect to continue my employer-sponsored medical, dental, vision, flexible spending plans, or EAPs benefits via the Consolidated Omnibus Budget Reconciliation Act (COBRA): a) My monthly premium for the Argo Group – sponsored medical and/or dental plan coverage through May 31, 2022 (“COBRA Contribution Period”) will continue to be equal to the bi- weekly payroll deductions that active employees pay, converted to a monthly amount. Thereafter, I will be responsible for the full COBRA premium to continue coverage. b) If I am not eligible for COBRA, become ineligible, or fail to make timely elections and payments as required for coverage continuation under COBRA, my coverage will end. c) The tobacco user surcharge, and the wellness surcharge for failure to participate in a remediation program if I missed the markers, will not be added to the COBRA premium. d) The reduced premium will only be available for the medical, and dental, vision, or flex spending plans in which I am enrolled upon my termination of employment, and family members enrolled as of my date of termination of employment as long as they remain eligible. e) The EAP may also be continued through COBRA – at no cost to me – during the COBRA Contribution Period. iv. I will have the right to COBRA continuation coverage as to any Company- provided medical, dental, vision, or flexible spending plans, or Employee Assistance Program (EAP) benefits in which I participate, which means that I will be entitled to buy continued health plan coverage under the normal COBRA health care continuation rules and plan terms. v. I will retain my vested benefits under all applicable qualified and non-qualified retirement plans of the Company, and all rights associated with such benefits, as determined under plan terms. I understand that due to my departure from the Company, I will forfeit any unvested Long Term Incentive or other shares, or the right to any cash payment in lieu of those shares, in accordance with the Long Term Incentive Plan documents. E. Outplacement Services: As consideration for signing and complying with this Agreement at all times, I will be eligible to participate in the Company's Outplacement Service Program provided by a third-party provider, Lee Hecht Harrison (LHH). I will be eligible to participate in LHH Select Program, which will teach me effective job search strategies and techniques while providing the best tolls and resources available to assist me in my search. Services help me conduct self-assessment, develop a career path, and are customized to my needs. Using Blended Learning model and the support of the Job Search Work Teams, I will customize my program to best suit my individual needs and learning styles, and

3 choose the components that are most appropriate for my transition for success. II. Complete Release A. In General: In exchange for the Company’s promises contained in this Agreement, I agree to irrevocably and unconditionally release any and all Claims that I may now have against the Company and other parties as set forth in this Section II. B. Released Parties: The Released Parties are the Company, the Argo Group entities, all related companies, partnerships, or joint ventures, and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past and present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection. C. Claims Released: I understand and agree that I am releasing all known and unknown claims, promises, demands, actions, causes of action, suits, damages, losses, expenses, of any and every nature whatsoever, or similar rights of any type that I may have (the “Claims”) against any Released Party, as a result of actions or omissions occurring through the date I sign this Agreement, except that I am not releasing any claim that relates to: (1) my right to enforce this Agreement; (2) my right, if any, to claim government-provided unemployment or workers’ compensation benefits, (3) any rights or claims which may arise or accrue after I sign this Agreement, or (4) any right that I cannot waive or release by law. I further understand that the Claims I am releasing may arise under many different laws (including statutes, regulations, other administrative guidance, and common law doctrines), including, but by no means limited to: the Age Discrimination in Employment Act (“ADEA”); the Older Workers Benefit Protection Act; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1866; the Americans With Disabilities Act; the Chicago Human Rights Ordinance; the Cook County Human Rights Ordinance; the Illinois Human Rights Act, as amended; the Illinois Right to Privacy in the Workplace Act; the Illinois Union Employee Health and Benefits Protection Act; the Illinois Employment Contract Act; the Illinois Labor Dispute Act; the Illinois Victims' Economic Security and Safety Act; the Illinois Equal Pay Act; the Illinois Constitution; and any other federal, state, or local laws restricting an employer’s right to terminate employees; or otherwise regulating employment, discrimination, retaliation, harassment, or failure to accommodate; any federal, state, or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; claims for wrongful discharge; negligence; negligent hiring; negligent supervision; negligent retention; physical or personal injury; emotional distress; duress; fraud; fraud in the inducement; negligent misrepresentation; defamation; invasion of privacy; interference with contract or with prospective economic advantage; breach of express or implied contract (including but not limited to any claims I may have, whether known or unknown, under the Severance Plan or any award agreements; breach of covenants of good faith and fair dealing; promissory estoppel; and similar or related claims. I acknowledge and agree that the released Claims include any that have been or may hereafter be asserted on my behalf in any class or collective

4 action relating to my employment and/or the termination of my employment with the Company (“Class/Collective Action”). Accordingly: (a) I waive any right to participate in any Class/Collective Action, including serving as a class representative or named plaintiff; and (b) I waive any right to receive notice of any pending or resolved Class/Collective Action. In the event that I am included or identified as a member or potential member of a class or collective in Class/Collective Action, I agree to (i) opt out of such proceeding after learning of my inclusion by executing without objection or delay any opt out form presented to me, and/or (ii) not to opt in to such proceeding. D. Unknown Claims: I understand that I am releasing Claims that I may not know about. That is my knowing and voluntary intent, even though I recognize that someday I might learn that some or all of the facts I currently believe to be true are untrue and even though I might then regret having signed this Agreement. Nevertheless, I am assuming that risk and I agree that this Agreement shall remain effective in all respects in any such case. I expressly waive all rights I might have under any law that is intended to protect me from waiving unknown claims. I understand the significance of doing so. E. Whistleblower Protections and Protected Rights: Nothing in this Agreement (including but not limited to the acknowledgements, claims released, return of Company property, non-disparagement, and confidentiality provision) (1) limits or affects my right to challenge the validity of this Agreement under the ADEA or the OWBPA, (2) prevents me from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the Department of Justice, the Occupational Safety and Health Administration, Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, any Inspector General, or any other federal, state or local agency charged with the enforcement of any laws, including providing documents or any other information, (3) from reporting a possible violation of law to a government entity or law enforcement, including making a disclosure that is protected under the whistleblower protections of applicable law, or (4) precludes me from exercising my rights under Section 7 of the NLRA to engage in protected, concerted activity with other employees. I understand that I do not need the prior authorization of the Company to make any such reports or disclosures and I am not required to notify the Company that I have made such reports or disclosures. Notwithstanding the foregoing, by signing this Agreement I am waiving my right to recover any individual relief (including any backpay, frontpay, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by me or on my behalf by any third party, except for any right I may have to receive a payment or award from a government agency (and not the Company) for information provided to the government agency or where otherwise prohibited. III. Promises, Warranties, and Representations A. Employment Termination: I understand and agree that I am separated from service and my employment with the Company ended forever on my Termination

5 Date. I also understand and agree that I have no right of rehire or reinstatement with any Released Party, regardless of location, and that the Released Parties are under no obligation to rehire or reinstate me. I also acknowledge and understand that the failure of a Released Party to rehire or reinstate me is contractual and not unlawful discrimination or retaliation. I acknowledge that I have (1) received all compensation due me as a result of services performed for the Company with the receipt of my final paycheck; (2) reported to the Company any and all work-related injuries or occupational disease incurred by me during my employment by the Company; (3) been properly provided any leave requested under the FMLA or similar state local laws and have not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave; (4) had the opportunity to provide the Company with written notice of any and all concerns regarding suspected ethical and compliance issues or violations on the part of the Company or any other released person or entity; and (5) reported any pending judicial and administrative complaints, claims, or actions I filed against the Company or any other released person or entity; and (6) except as otherwise provided in this Agreement or provided by law, all other employment-related benefits terminated as of the Termination Date. I will not be entitled to compensation for any bonus plan, savings plan, incentive plan or benefit not specifically mentioned within this Agreement. B. Company Property: Before I am entitled to accept any monetary payments from the Company pursuant to this Agreement, I acknowledge my obligation to return, and shall return to the Company all files, memoranda, documents, records, electronic records, software, copies of the foregoing, credit cards, keys, computers, mobile devices and any other property of the Company or its affiliates in my possession. C. Pursuit of Released Claims: I affirm that I have not filed, have not caused to be filed, and am not presently party to, any actions, grievances, arbitrations, complaints, claims or other legal proceedings against or relating to any Released Party in any forum. I further agree and covenant that should any person, entity, organization, or federal, state or local governmental agency institute an investigation, action, grievance, arbitration, complaint, claim or other legal proceeding involving any matter encompassed by the release set forth in Section II, I shall not be entitled to recover and expressly waive any right to seek, accept or recover any monetary relief or other individual remedies. D. Taxes: I am responsible for paying any taxes on amounts I receive because I signed this Agreement. I agree that the Company may withhold all taxes it determines it is legally required to withhold, except as expressly otherwise provided in Section I. Neither the Company nor any Released Party has made any representation about the tax consequences of any amount received by me pursuant to this Agreement, other than in this paragraph. E. Ownership of Claims: I have not assigned or transferred any Claim I am releasing, nor have I purported to do so. I understand and agree that in addition

6 to any other remedies, rights or defenses that may be available to the Released Parties by virtue of this Agreement or my breach hereof, I agree that I will pay the reasonable attorneys’ fees, costs, expenses and any damages the Released Parties incur as a result of my breach of this representation or if this representation was false when made. F. No Disparagement or Harm: I agree that I will not say anything about the Company or any Released Party that I know to be false or that I have no reason to believe is true. I understand that the Company values its reputation and reserves the right to take all appropriate legal action to preserve that reputation. G. Implementation: I agree to sign any documents and do anything else that is necessary in the future to implement this Agreement. H. Confidential Information: I understand and agree that as a condition of my entitlement to payments and benefits under this Agreement, I shall, upon the Separation Date, return all Company documents and information to Allison Kiene or her designee. In addition, I expressly recognize and acknowledge that during my employment with the Company, I was provided with confidential information and confidential documents concerning, notably, the Company and Argo Group and their respective directors, officers, employees, shareholders, business plans, financial information, portfolios, investments, clients, customers, business, strategies and activities (collectively, “Confidential Information”). I agree to maintain all Confidential Information, including but not limited to documents prepared by or at my direction in the course of my employment with the Company, as strictly confidential. I understand and agree that I shall not, at any time, without the prior written consent of Allison Kiene or her designee, disclose Confidential Information in any manner whatsoever, in whole or in part, or use it, directly or indirectly, for any purpose whatsoever at any time. I further understand and agree that the definition of Confidential Information shall be construed as broadly as possible, and, to the extent I am uncertain whether information or a document is Confidential Information, I will treat it as Confidential Information absent express written consent from Allison Kiene or her designee to disclose or otherwise use it. Nothing herein is intended to diminish the Company’s rights or my obligations under Section 6.01 of the Severance Plan, which such section is incorporated herein fully by reference and is not superseded or altered by this Agreement. I recognize and acknowledge that a breach of this Section III (I) will cause irreparable damage to the Company and/or Argo Group, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, in the event of a breach or threatened breach of this Section III(I) by me, in addition to any other remedy that may be available at law or in equity (which any member of Argo Group expressly reserves the right to seek), any member of the Argo Group shall be entitled to specific performance and/or injunctive relief from a court of competent jurisdiction, without the requirement to post bond. For sake of clarity, each member of Argo Group is a third party beneficiary to this Section III(I). Notwithstanding any term of this Agreement, the Parties acknowledge that pursuant to 18 USC § 1833(b), I may not be held liable under any criminal or civil federal or state trade secret law for

7 disclosure of a trade secret: (A) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, the Parties acknowledge that if I sue the Company for retaliation based on the reporting of a suspected violation of law, I may disclose a trade secret to my attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and I do not disclose the trade secret except pursuant to court order. I. Post-Employment Obligations. I understand and acknowledge that any post- employment obligations, including but not limited to my non-solicitation and confidentiality obligations, and including specifically those set forth in Section 6.02 of the Severance Plan and Sections 7 and 8 of that certain Restricted Stock Award Agreement dated March 15, 2021, all of which are incorporated fully into, and not superseded by, this Agreement, remain in full force and effect. IV. Review and Revocation A. Review: I acknowledge that I was and am by this Agreement advised in writing to consult with an attorney prior to signing this Agreement. I further acknowledge that (1) I carefully read this Agreement; (2) I fully understand this Agreement; and (3) I am entering into this Agreement knowingly and voluntarily. I acknowledge that the Company encouraged me to discuss this Agreement with an attorney (at my own expense) before signing it, that I sought such advice to the extent I deemed appropriate, and that such review period began on my Termination Date. I agree with the Company that changes to the offer or the language in this Agreement, whether material or immaterial, do not restart the running of the Consideration Period. B. Consideration and Revocation Periods, Other Information: I acknowledge that I have 21 days to consider whether to sign this Agreement (the “Consideration Period”). I understand that I must return this signed Agreement to the Company’s representative, Human Resource Operations, Argo Group, PO Box 469012, San Antonio, TX 78246 210.321.8400 within the Consideration Period. If I choose to sign and return this Agreement before the end of the Consideration Period, it is because I freely chose to do so after carefully considering its terms. Additionally, I understand and acknowledge that I shall have seven (7) days from the date of the signing of this Agreement to revoke my release of ADEA claims (“Revocation Period”) by delivering a written notice of such revocation within the Revocation Period to the company representative stated above. In the event of such revocation, the Company has the option at its discretion to treat this Agreement as null and void in its entirety. If the revocation period expires on a weekend or holiday, I will have until the end of the next business day to revoke. Any unauthorized modification or alteration of any terms of this Agreement by me voids this Agreement in its entirety. I acknowledge that this Agreement shall be deemed null and void in its entirety in the event that I fail to execute it on or before

8 September 1, 2021. V. Miscellaneous A. Entire Agreement: This is the entire Agreement between the Company and me. Any rights I may have had under any prior agreement between or directly involving the Company and me are superseded by this Agreement, except as specifically set forth herein and except that any prior agreements related to inventions, business ideas, confidentiality of corporate information, and unfair competition remain intact. This Agreement may not be modified or canceled (subject to the Parties’ revocation-related rights) in any manner except in writing signed by both an authorized Company official and me. I acknowledge that the Company has made no representations or promises to me other than those in this Agreement. If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable. The provisions of this Agreement are severable, and if any part of this Agreement except Section II is found by a court of law to be unenforceable, the remainder of this Agreement will continue to be valid and effective. B. Successors: This Agreement binds my heirs, administrators, representatives, executors, successors, and assigns, and will inure to the benefit of all Released Parties and their respective heirs, administrators, representatives, executors, successors, and assigns. C. Interpretation: This Agreement shall be construed as a whole according to its fair meaning. It shall not be construed strictly for or against me or any Released Party. Unless the context indicates otherwise, the singular or plural number shall be deemed to include the other. Captions are intended solely for convenience of reference and shall not be used in the interpretation of this Agreement. D. Non-Admission: That Parties agree that this Agreement, and compliance with this Agreement, shall not be construed as an admission by the Company of any liability whatsoever, or as an admission by the Company of any violation of my rights or the rights of any person. The Company specifically disclaims any liability to me or any other person, or for any alleged violation of any order, law, statute, duty, or contract on the part of the Company or the Released Parties. E. Section 409A: I acknowledge and agree that: (1) the Company intends that the payments and benefits provided under this Agreement shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement shall be construed in a manner that effectuates this intent. Neither the Company nor its respective directors, officers, employees or advisers (other than me) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by me as a result of this Agreement. Notwithstanding anything in this Agreement to the contrary, I understand and agree that the Company may amend this Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of remaining exempt from or complying with the requirements of Section 409A of the Code and the administrative regulations and rulings promulgated thereunder; (2) in the event that, notwithstanding the clear language of this

9 Agreement and the intent of the Company, any amount or benefit under this Agreement constitutes non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) and is payable or distributable by reason of my separation from service during a period in which I qualify as a “specified employee” (as defined in Section 409A of the Code and the final regulations thereunder), then, subject to any permissible acceleration of payment under Section 409A of the Code: (a) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following my separation from service under the terms of this Agreement shall be accumulated through and paid or provided on the first day of the seventh month following my separation from service (or, if I die during such period, within thirty (30) days after my death) (in either case, the “Required Delay Period”); and (b) the normal payment or distribution schedule for any remaining payments or distributions shall resume at the end of the Required Delay Period; (3) to the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes Non-Exempt Deferred Compensation, (a) any such expense reimbursement shall be made by the Company no later than the last day of the taxable year following the taxable year in which such expense was incurred by me, (b) the right to reimbursement or in- kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year. F. Section 280G: The Parties acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, their respective rights and obligations under Section 4.03 of the Severance Plan shall survive and remain in full force and effect following my termination of employment. G. Governing Law and Enforcement: This Agreement shall be governed by the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. I hereby: (i) irrevocably submit to the non-exclusive jurisdiction of any state or federal court of competent jurisdiction sitting in the State of New York in any action or proceeding arising out of or relating to this Agreement; and (ii) agree that all claims in respect of such action or proceeding may be heard or determined in any such court. I hereby waive irrevocably any defense of inconvenient forum to the maintenance of any action or proceeding so brought. H. Form of Agreement and Executed Counterparts: The Parties agree that facsimile, scanned, PDF or email copies of this Agreement shall be considered as a legal original and signatures thereon shall be legal and binding, and that this Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. I. Amendment; Waiver: I acknowledge and agree that except as set forth in Section V(E), this Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by the Party against whom enforcement is sought. Neither the waiver by either of the Parties hereto of a breach of or a default

10 under any of the provisions of this Agreement, nor the failure of either of the Parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder. J. Cooperation: I agree that after the Termination Date, I will make myself available, upon reasonable notice and under reasonable conditions, to respond to inquiries and requests for information and assist the Company in any capacity with respect to matters of which I was involved or had knowledge as a result of my employment with the Company, including, but not limited to, providing information in connection with the Company’s operations. I further agree to provide reasonable assistance to the Company and its respective representatives in defense of any claims that have been or may be made against the Company, and will assist the Company in the prosecution of any claims that have been or may be made by the Company, to the extent that such claims may relate to the period of my employment with the Company. My assistance shall include but not be limited to cooperating and meeting with, and providing information to, counsel of the Company and providing honest and truthful testimony. The Parties agree that upon presentation of appropriate documentation, the Company shall pay or reimburse me for all reasonable out-of- pocket travel, duplicating or telephonic expenses incurred by me in complying with this paragraph. The Parties further agree that to the extent that I am required to spend substantial time on such matters, the Company shall compensate me at an hourly rate based on my base salary (or actual hourly rate as the case may be) in effect on the Termination Date.

11 Signed and agreed on the date indicated: Timothy Carter Argonaut Management Services, Inc. Date: _ By: _ Title: Date: TAKE THIS AGREEMENT HOME, READ IT, AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT. IT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS. IF YOU WISH, YOU SHOULD TAKE ADVANTAGE OF THE FULL CONSIDERATION PERIOD AFFORDED BY SECTION IV AND CONSULT YOUR ATTORNEY. /s/ Timothy Carter /s/ Tony Cicio Tony Cicio8/27/21 8/27/21 Chief Human Resources Offer